United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2012

S&T Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-12508	25-1434426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA		15701
(Address of Principal Executive Offices)		Zip Code

Registrant’s telephone number, including area code (800) 325-2265

Former name or address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On March 29, 2012, S&T Bancorp, Inc. (“S&T”) and Gateway Bank of Pennsylvania (“Gateway”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Gateway will be merged with and into an interim, state chartered bank that will be a wholly-owned subsidiary of S&T (the “Interim Bank”). As a result of the merger of Gateway and the Interim Bank (the “Merger”), the separate corporate existence of Gateway will cease and Interim Bank will continue as the surviving corporation in the Merger. In addition, under the terms of the Merger Agreement, as soon as practicable following the consummation of the Merger, Interim Bank will merge with and into S&T Bank, a bank and trust company organized under the Pennsylvania Banking Code of 1965 and a wholly-owned subsidiary of S&T, with S&T Bank as the surviving bank.

The Merger Agreement provides that Gateway shareholders will have the right to receive, in exchange for each share of Gateway common stock they own immediately prior to completion of the Merger, an aggregate payment of $12.30 per share, comprised of $3.08 in cash and between .3810 and .4657 shares of S&T common stock, with the precise number based upon the average of the high and low sale prices for S&T common stock for a 10 trading day period ending the trading day prior to closing. The aggregate purchase price paid by S&T is approximately $22 million. The transaction is expected to be a tax-free exchange for Gateway shareholders with respect to the stock consideration received by the shareholders of Gateway. It is expected that the Merger will be consummated in the third quarter of 2012 and is subject to certain conditions, including receiving requisite regulatory and Gateway shareholder approval.

Upon consummation of the Merger, each outstanding vested and unvested option to acquire a share of Gateway common stock and each outstanding warrant to purchase Gateway common stock will be cancelled in exchange for the right to receive, on the terms and conditions set forth in the Merger Agreement, an amount in cash equal to the excess, if any, of the per-share cash consideration of $12.30 over the exercise price per share.

Following the closing of the Merger, each member of Gateway’s board of directors will be invited to serve on S&T Bank’s Washington County Advisory Board.

Gateway and S&T have made customary representations, warranties and covenants in the Merger Agreement, including Gateway making covenants not to solicit alternative transactions or to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction.

The Merger Agreement contains certain termination rights for both Gateway and S&T, and further provides that, upon termination of the Merger Agreement under certain circumstances, Gateway may be obligated to pay S&T a termination fee of $875,000.

Consummation of the Merger is subject to a number of customary conditions, including (i) the approval and adoption by the requisite votes of the holders of the outstanding shares of common stock of Gateway, (ii) the registration of the offering of the S&T common stock to the Gateway shareholders under the Securities Act of 1933, as amended, and the listing of such stock for trading on the NASDAQ Global Select Stock Market, and (iii) certain regulatory approvals.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01 – Other Events.

On March 30, 2012, S&T and Gateway issued a joint press release announcing the execution of the Merger Agreement. The Press Release is attached as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements:

This filing contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements regarding trends, strategies, plans, beliefs, intentions, expectations, goals and opportunities. Forward looking statements are typically identified by words or phrases such as believe, expect, anticipate, intend, estimate, assume, strategy, plan, outlook, outcome, continue, remain, trend and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could, may or similar expressions. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values, and competition.

S&T and Gateway caution that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date hereof, and S&T and Gateway assume no duty to update forward-looking statements. Subsequent written or oral statements attributable to S&T, Gateway, or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained herein and those in S&T’s reports previously and subsequently filed with the Securities and Exchange Commission.

Additional Information and Where to Find It

In connection with the proposed transaction between S&T and Gateway, S&T will file a Registration Statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) that will include a prospectus of S&T that will also constitute a proxy statement of Gateway. S&T and Gateway also plan to file with the SEC other relevant documents in connection with the proposed merger. These proxy materials will set forth complete details of the merger. Investors are urged to carefully read the proxy materials when filed with the SEC, as they will contain important information. Investors will be able to obtain a copy of the proxy materials free of charge at the SEC’s website at www.sec.gov. The materials may also be obtained for free by directing a written request to S&T Bancorp, Inc., 800 Philadelphia Street, Indiana, PA 15701, Attention: Corporate Secretary, or to Gateway Bank of Pennsylvania, 3402 Washington Road, McMurray, PA 15317 , Attention: William J. Burt. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Participants in the Acquisition of Gateway

S&T and Gateway and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Gateway in respect of the proposed merger. Information regarding S&T’s directors and executive officers is available in its proxy statement filed with the SEC by S&T on March 22, 2012, and information regarding Gateway’s directors and executive officers will be available in the prospectus/proxy statement. Other information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Gateway stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus described above when it is filed with the SEC. You can obtain free copies of these documents free of charge using the contact information above. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of March 29, 2012, by and between S&T Bancorp, Inc. and Gateway Bank of Pennsylvania

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.

/s/ Mark Kochvar

Mark Kochvar
April 3, 2012	Senior Executive Vice President, Chief Financial Officer

Exhibit Index

Number	Description

2.1	Agreement and Plan of Merger, dated as of March 29, 2012, by and between S&T Bancorp, Inc. and Gateway Bank of Pennsylvania

99.1	Press Release